Exhibit 99.1

NEWS RELEASE

April 25, 2017

Avangrid Reports First Quarter 2017 Earnings Results and Affirms 2017 Earnings Outlook

(New Haven, CT – April 25, 2017) Today Avangrid, Inc. (NYSE: AGR) reported consolidated net income of $239 million, or $0.77 per share, for the first quarter ended March 31, 2017, compared to $212 million, or $0.69 per share, for the same period in 2016, a 13% increase in net income.

Net income and earnings per share for the first quarter of 2017 and 2016 on a U.S. GAAP basis are set forth below:

	Net Income (Loss) - $M
	Three Months ended March 31,
$M	2017	2016	‘17 vs ‘16
Networks	$172	$165	$7
Renewables	70	43	27
Corporate	(5)	15	(20)
Gas Storage	2	(10)	12

Net Income	$239	$212	$27

	Earnings (Loss) Per Share
	Three Months ended March 31,
	2017	2016	‘17 vs ‘16
Networks	$0.56	$0.53	$0.02
Renewables	0.23	0.14	0.09
Corporate	(0.02)	0.05	(0.06)
Gas Storage	0.01	(0.03)	0.04

Earnings Per Share	$0.77	$0.69	$0.09

Weighted-avg # of Shares (M):	309.5	309.5
Amounts may not add due to rounding

Excluding mark-to-market adjustments in the Renewables segment, the non-core Gas Storage business and the net gain primarily from the sale of Avangrid’s equity interest in the Iroquois Gas Transmission Pipeline (Iroquois) in 2016, the non-GAAP consolidated adjusted net income was $227 million, or $0.73 per share, for the first quarter ended March 31, 2017, compared to $204 million, or $0.66 per share, for the same period in 2016. For additional information, see “Use of Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

“We delivered strong financial results in the first quarter of 2017,” said James P. Torgerson, chief executive officer of Avangrid. “Earnings improved primarily due to the implementation of new rate plans in New York and Connecticut and higher wind production. As we move ahead with our Forward 2020 initiatives, we are implementing our plans on a number of levels including necessary facility consolidations that will give us a more strategic real estate portfolio.”

“We continue to execute on our growth strategy and during the first quarter signed a power purchase agreement (PPA) with a Fortune-500 Company for 201 mega-watts (MW) to be sourced from a new wind farm in Oregon,” added Torgerson. “Also during the first quarter, another PPA was secured for 80 MW with Dairyland Power Cooperative. This PPA will replace previous merchant capacity from our Barton wind farm in Iowa.”

“On March 16th, Avangrid Renewables was chosen as the winner of an off-shore lease auction for 122,405 acres off the coast of Kitty Hawk, North Carolina,” commented Torgerson. “We also plan on participating in the Massachusetts Request for Proposals for an additional 9.45 terawatt hours of renewable power by 2022. Together, these exciting opportunities provide tangible prospects for Avangrid to play a leading role in the growth of U.S. renewables through future infrastructure investments in on-shore and off-shore wind and through utilization of our key transmission corridors,” Torgerson added. “For the shorter-term, we remain focused on the significant investments in our long-term outlook through 2020 that drive our planned 8-10% compound annual growth rate in earnings.”

Avangrid Networks

Avangrid Networks earned $172 million, or $0.56 per share, in the first quarter of 2017, compared to $165 million, or $0.53 per share, in the first quarter of 2016. Earnings for the first quarter of 2016 include interest expense in the amount of $4 million (pre-tax), or $0.01 per share, due to $450 million of UIL Holdings Corporation debt, which was moved to Corporate at the end of 2016 and does not have an impact on consolidated results. Earnings for the first quarter of 2017, compared to 2016 benefitted primarily from the implementation of new rate plans in New York and Connecticut and lower interest expense with the transfer of the UIL Holdings Corporation debt to Corporate, which was partially offset by expected earnings sharing related to the first rate year of the rate settlement in New York.

Avangrid Renewables

Avangrid Renewables earned $70 million, or $0.23 per share, in the first quarter of 2017, compared to $43 million, or $0.14 per share, for the same period in 2016. Earnings for the first quarter of 2017, compared to 2016 benefitted from improved wind production, although below normal, primarily from the inclusion of the 208 MW Amazon Wind Farm U.S. East, positive mark-to-market adjustments, and a lower effective tax rate, which was partially offset by a decline in average prices.

Corporate

Corporate incurred a net loss of $5 million, or $0.02 per share, in the first quarter of 2017, compared to net income of $15 million, or $0.05 per share, in the first quarter of 2016. Results in the first quarter of 2016 include the gain from the sale in Iroquois of $19 million, or $0.06 per share. Results for the first quarter 2017, compared to 2016 reflect an increase in interest expense due to the transfer of UIL Holdings Corporation debt mentioned above.

Gas Storage

Gas Storage earned $2 million, or $0.01 per share, in the first quarter of 2017, compared to a net loss of $10 million, or $0.03 per share, for the same period in 2016. Results for the first quarter 2017, compared to 2016 reflect positive mark-to-market adjustments.

Outlook

Avangrid affirms its adjusted consolidated earnings outlook for 2017 of $2.10-$2.35 per share. Details of the earnings components are summarized as follows.

Outlook - Estimated EPS(1)

As of April 25, 2017
Networks	$1.66 - $1.74
Renewables(2)	$0.50 - $0.65
Corporate	$(0.08) - $(0.05)
Adjusted EPS(3)	$2.10 - $2.35

Amounts may not add due to rounding; Estimates are not expected to be additive.

(1) Assumes approx. 309.5 million shares outstanding

(2) Includes the assumption of the purchase of 49.5% of the El Cabo wind project by JV partner

(3) Excludes non-core Gas Storage and Renewables mark-to-market

Primary outlook assumptions include:

•	Full year NYSEG, RG&E and UI-Distribution rates

•	Further integration & best practices

•	Normal Wind

•	Full year Renewables extension of wind assets useful life

•	Full year Amazon Wind Farm U.S. East

•	Additional Wind projects by year-end

•	Excludes non-core Gas Storage and Renewables mark-to-market

Although it is not included in our 2017 adjusted consolidated earnings outlook, the Gas Storage business is projected to earn $(0.12)-$(0.08) per share in 2017.

Webcast

Avangrid will webcast an audio-only financial presentation in conjunction with releasing first quarter 2017 earnings today beginning at 10:00 A.M. Eastern time. The webcast will feature a presentation from Avangrid’s CEO, James P. Torgerson and other members of the executive team, and can be accessed through the Investor Relations’ section of Avangrid’s website at http://www.Avangrid.com.

In addition, an update to the Investor Factbook has been posted to the Avangrid website. Avangrid intends to make future publications of its Factbook available exclusively through the Investor Relations’ section of its website.

Contacts:

Analysts: Patricia Cosgel 203-499-2624

Media: Michael West Jr. 203-499-3858

Avangrid, Inc. (NYSE: AGR) is a diversified energy and utility company with more than $31 billion in assets and operations in 27 states. The company owns regulated utilities and electricity generation assets through two primary lines of business, Avangrid Networks and Avangrid Renewables. Avangrid Networks is comprised of eight electric and natural gas utilities, serving approximately 3.2 million customers in New York and New England. Avangrid Renewables operates 6.5 gigawatts of electricity capacity, primarily through wind power, in 22 states across the United States. Avangrid employs approximately 6,800 people. For more information, visit www.avangrid.com.

Forward Looking Statements

Certain statements in this presentation may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “can,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “is confident that” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on our business, results of operations or financial condition. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation, the risks and uncertainties set forth under the section entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission (SEC) and available on our investor relations website at www.Avangrid.com and on the SEC website at www.sec.gov. Additional information will also be set forth in subsequent filings with the SEC. You should consider these factors carefully in evaluating for-ward looking statements. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this presentation whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, Avangrid considers certain non-GAAP financial measures that are not prepared in accordance with U.S. GAAP, including adjusted net income and adjusted earnings per share. The non-GAAP financial measures we use are specific to Avangrid and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries because it eliminates the impact of financing and certain non-cash charges as well as allow for an evaluation of Avangrid with a focus on the performance of its core operations. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We provide adjusted net income and adjusted earnings per share, which are adjusted to reflect the effect of mark-to-market changes in the fair value of derivative instruments used by Avangrid to economically hedge market price fluctuations in related underlying physical transactions for the purchase and sale of electricity, adjustments for the non-core Gas Storage business, for which we are exploring strategic options, and the impairment of certain investments and excludes the sale of certain equity investments. We believe adjusted net income is more useful in understanding and evaluating actual and projected financial performance and contribution of Avangrid core lines of business and to more fully compare and explain our results. The most directly comparable U.S. GAAP measure to adjusted net income is net income. We also provide adjusted earnings per share, which is adjusted net income converted to an earnings per share amount.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, Avangrid’s U.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to Avangrid, and should be considered only as a supplement to Avangrid’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools. Non-GAAP financial measures are not primary measurements of our performance under U.S. GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with U.S. GAAP.

Avangrid, Inc.

Condensed Consolidated Statements of Income

(In Millions except per share amounts)

(Unaudited)

	Three Months ended March 31,
	2017	2016
Operating Revenues	$1,758	$1,670

Operating Expenses
Purchased power, natural gas and fuel used	465	428
Operations and maintenance	551	551
Depreciation and amortization	197	205
Taxes other than income taxes	147	137

Total Operating Expenses	1,360	1,321

Operating Income	398	349

Other Income and (Expense)
Other income	13	49
Earnings from equity method investments	2	2
Interest expense, net of capitalization	(71)	(84)

Income Before Income Tax	342	316

Income tax expense	103	104

Net Income	$239	$212

Earnings per Common Share, Basic:	$0.77	$0.69

Earnings per Common Share, Diluted:	$0.77	$0.69

Weighted-average Number of Common Shares Outstanding:
Basic	309,508,889	309,538,215
Diluted	309,837,442	309,808,006

Amounts may not add due to rounding

Avangrid, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
($M)	2017	2016
ASSETS
Current assets	$2,098	$2,252
Net property, plant & equipment in service	20,162	20,077
Total property, plant & equipment	21,797	21,548
Regulatory assets	3,111	3,091
Goodwill	3,124	3,124
Other assets	1,266	1,294

Total Assets	$31,396	$31,309

LIABILITIES AND EQUITY
Current liabilities	2,588	2,712
Regulatory liabilities	2,329	2,318
Other non-current liabilities	6,720	6,647
Non-current debt	4,507	4,510

Total Liabilities	16,144	16,187

EQUITY
Common stock	3	3
Additional paid-in-capital	13,653	13,653
Treasury stock	(5)	(5)
Retained earnings	1,649	1,544
Accumulated other comprehensive loss	(61)	(86)

Total Stockholders’ Equity	15,239	15,109

Noncontrolling interests	13	13
Total Equity	15,252	15,122

Total Liabilities & Equity	$31,396	$31,309

Amounts may not add due to rounding

Avangrid, Inc.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
$M	2017	2016
Cash Flow from Operating Activities:
Net income	$239	$212

Net Cash Provided by Operating Activities	441	396

Cash Flow from Investing Activities:
Capital expenditures	(525)	(276)
Contributions in aid of construction	6	8
Government grants	—	1
Proceeds from sale of equity method and other investment	—	54
Proceeds from sale of property, plant and equipment	1	—
Receipts from affiliates	—	6
Cash distribution from equity method investments	2	2
Other investments and equity method investments, net	2	4

Net Cash Used in Investing Activities	(514)	(201)

Cash Flow from Financing Activities:
Repayments of non-current debt	(4)	(42)
Receipts (repayments) of other short-term debt, net	205	(160)
Payments on tax equity financing arrangements	(27)	(17)
Repayments of capital leases	(27)	(1)
Issuance of common stock	(1)	—
Dividends paid	(134)	—

Net Cash Provided by (Used in) Financing Activities	12	(220)

Net Decrease in Cash, Cash Equivalents and Restricted Cash	(61)	(25)

Cash, Cash Equivalents and Restricted Cash, beginning of	96	434

Cash, Cash Equivalents and Restricted Cash, end of period	$35	$409

Amounts may not add due to rounding

Reconcilation of Non-GAAP Financial Measures

Avangrid, Inc.

Reconciliation of Non-GAAP Adjusted Net Income (Loss) - $M

(Unaudited)

	Three Months ended March 31,
	2017	2016	‘17 vs ‘16
Networks	$172	$165	$7
Renewables	70	43	27
Corporate	(5)	15	(20)
Gas Storage	2	(10)	12

Net Income	$239	$212	$27
Adjustments:
Sale of equity method investment	—	(33)	33
Impairment of investment	—	3	(3)
Mark-to-market adjustments - Renewables	(17)	(1)	(16)
Income tax impact of adjustments*	6	13	(7)
Gas Storage, net of tax	(2)	10	(12)

Adjusted Net Income	$227	$204	$23

*	2017: Income tax impact of adjustments: $6M from MtM adjustment-Renewables.
*	2016: Income tax impact of adjustments: $14M from sale of equity method investment- Corporate, $(1)M on impairment of investment-Networks and $0.3 million from MtM adjustments-Renewables.

	Non-GAAP Adjusted Net Income (Loss) - $M
	Three Months ended March 31,
	Adjusted 2017	Adjusted 2016	Adjusted ‘17 vs ‘16
Networks	$172	$167	$5
Renewables	59	42	17
Corporate	(5)	(4)	(1)
Gas Storage	—	—	—

Adjusted Net Income	$227	$204	23

Reconciliation of Adjusted Non-GAAP Earnings (Loss) Per Share (EPS)

(Unaudited)

	Three Months ended March 31,
	2017	2016	‘17 vs ‘16
Networks	$0.56	$0.53	$0.02
Renewables	0.23	0.14	0.09
Corporate	(0.02)	0.05	(0.06)
Gas Storage	0.01	(0.03)	0.04

Earnings Per Share	$0.77	$0.69	$0.09
Adjustments:
Sale of equity method investment	—	(0.11)	0.11
Impairment of investment	—	0.01	(0.01)
Mark-to-market adjustments - Renewables	(0.05)	—	(0.05)
Income tax impact of adjustments*	0.02	0.04	(0.02)
Gas Storage, net of tax	(0.01)	0.03	(0.04)

Adjusted Earnings Per Share	$0.73	$0.66	$0.07

Weighted-avg # of Shares (M):	309.5	309.5

Amounts may not add due to rounding

*	2017: $0.02 from MtM adjustment - Renewables.
*	2016: EPS Income tax impact of adjustments: $0.05 from sale of equity method investment and $(0.01) from impairment.

	Non-GAAP Adjusted Earnings (Loss) Per Share
	Three Months ended March 31,
	Adjusted 2017	Adjusted 2016	Adjusted ‘17 vs ‘16
Networks	$0.56	$0.54	$0.02
Renewables	0.19	0.14	0.06
Corporate	(0.02)	(0.01)	(0.00)
Gas Storage	—	—	—

Adjusted Earnings Per Share	$0.73	$0.66	0.07

Weighted-avg # of Shares (M):	309.5	309.5

Amounts may not add due to rounding